Exhibit 99.2
Alpha and Omega Semiconductor Limited
Prepared Remarks for the Investor Conference Call
for the Quarter Ended September 30, 2026

November 5, 2026

Steven Pelayo

Good afternoon, everyone, and welcome to Alpha and Omega Semiconductor’s conference call to discuss fiscal 2027 first quarter financial results. I am Steven Pelayo, Investor Relations representative for AOS. With me today are Stephen Chang, our CEO, and Yifan Liang, our CFO. This call is being recorded and broadcast live over the Web. A replay will be available for seven days following the call via the link in the Investor Relations section of our website.

Our call will proceed as follows today. Stephen will begin with business updates, including strategic highlights, and a detailed segment report. After that, Yifan will review the financial results and provide guidance for the December quarter. Finally, we will have the Q&A session.

The earnings release was distributed over the wire today, November 5, 2026, after the market close. The release is also posted on the company's website. Our earnings release and this presentation include non-GAAP financial measures. We use non-GAAP measures because we believe they provide useful information about our operating performance that should be considered by investors in conjunction with the GAAP measures. A reconciliation of these non-GAAP measures to comparable GAAP measures is included in the earnings release.

We remind you that during this conference call, we will make certain forward-looking statements, including discussions of the business outlook and financial projections. These forward-looking statements are based on management's current expectations and involve risks and uncertainties that could cause our actual results to differ materially. For a more detailed description of these risks and uncertainties, please refer to our recent and subsequent filings with the SEC. We assume no obligations to update the information provided in today's call.

Now, I will turn the call over to our CEO, Stephen Chang. Stephen?

Stephen Chang (Chief Executive Officer)

Thank you, Steven. Welcome to Alpha and Omega’s fiscal 2027 first quarter earnings call. I will begin with a high-level overview of our results and then discuss performance across our end-market segments.

We delivered September quarter revenue of $177.8 million, up 4.3% sequentially and down 2.6% year-over-year, slightly above the midpoint of our guidance. Non-GAAP gross margin improved to 25.2%, compared with 23.7% in the June quarter, and our non-GAAP loss narrowed to $0.07 per share.

Our results reflect the accelerating momentum in AI infrastructure, even as traditional PC and consumer markets face increasing headwinds.

Advanced Computing revenue, which includes AI, servers, and graphics cards, increased more than 50% sequentially and 80% year-over-year, reaching nearly 23% of total company revenue, ahead of our expectations.

Importantly, AI and server applications accounted for nearly 90% of Advanced Computing revenue and approximately 20% of total company revenue, compared with just 5.5% a year ago. This rapid expansion underscores the tangible progress we are making in transforming AOS into a higher-performance power semiconductor company.

Meanwhile, elevated memory costs and growing component shortages continue to weigh on traditional PC demand, contributing to a sharper-than-expected decline in that market. Consumer electronics also remained weak.

Despite these headwinds, strong growth in AI and servers, along with increased shipments of premium smartphone battery protection solutions, power tools, DC fans, and power supplies, helped offset much of the weakness in our traditional markets and supported sequential revenue growth and improved gross margins.

With that, let me cover our September quarter segment results and preliminary outlook for December.

Starting with Computing. September quarter revenue was $83.2 million, down 2.0% sequentially and 14.3% year-over-year, representing 46.8% of total revenue. The headline result masks a significant shift in mix. Led by our strong AI and server business, Advanced Computing grew more than 50% sequentially, nicely ahead of our guidance for growth of more than 40%, while traditional PC-related revenue declined approximately 30% sequentially.

We are seeing growing adoption of our power solutions across AI infrastructure, including robust medium-voltage MOSFETs for intermediate bus converter applications. These opportunities broaden our BOM content and customer relationships as our portfolio evolves toward higher-performance solutions.

Within Advanced Computing, AI and server-related revenue grew more than 65% sequentially and more than 250% year-over-year. We continue to expand our presence across major cloud and hyperscale ecosystems, supported by targeted investments in manufacturing capacity, product development, and customer qualifications. These efforts are broadening our opportunities across increasingly complex power conversion architectures and positioning us for sustained growth.

Looking ahead to the December quarter, we expect Advanced Computing to reach another quarterly revenue record, led by continued strength in AI and server applications. However, worsening demand for traditional PCs, compounded by elevated memory costs and broader component shortages, is expected to more than offset this growth. As a result, we anticipate total Computing revenue will decline mid-to-high single digits sequentially.
Turning to the Consumer segment, September quarter revenue was $16.1 million, down 22.9% sequentially and 31.4% year-over-year, representing 9.1% of total revenue. Results were slightly better than our guidance, with broad-based declines led by lower shipments in Home Appliances, Gaming, and Wearables. Gaming continued to reflect the maturity of the current console cycle, while wearable demand also remained soft.

For the December quarter, our planning assumptions suggest Consumer revenue will be flattish sequentially, although the outlook varies by application.

Next, let’s discuss the Communications segment, September quarter revenue was $37.8 million, up 15.0% sequentially and 15.8% year-over-year, representing 21.3% of total revenue. Results were above our guidance for growth of approximately 10%.

The sequential increase was primarily driven by a strong ramp in battery protection solutions for our Tier One U.S. smartphone customer. Battery PCM revenue increased more than 50% sequentially, benefiting from new flagship smartphone production ramps. Our differentiated battery protection technologies continue to address increasing charging currents and higher-performance platforms, driving higher BOM content per device.

Looking ahead, we see additional content expansion opportunities as smartphone designs evolve, particularly with the growing adoption of foldable and multi-screen devices that incorporate multiple batteries, each requiring dedicated protection circuitry. However, these gains were partially offset by softer demand in other regions, particularly China, where rising memory costs are pressuring smartphone affordability and prompting some manufacturers to reduce component specifications and overall BOM costs. For the December quarter, we expect Communications revenue to grow mid-teens sequentially, driven by continued momentum in our premium smartphone programs, particularly battery PCM.

Finally, Power Supply and Industrial revenue was $38.7 million, up 29.2% sequentially and 38.8% year-over-year, representing 21.8% of total revenue. Results were in line with our guidance for sequential growth of nearly 30%, driven by strength across power supplies, power tools, motor control, and DC fans.

We are particularly encouraged by the recovery in power tools, where improving end-market demand and increased business with a major customer are contributing to growth. DC fans also achieved record quarterly revenue, reflecting a substantially higher underlying revenue run rate compared with last year. This growth is supported in part by increasing cooling requirements in AI servers and data centers, further expanding our participation in the AI infrastructure ecosystem beyond traditional computing power conversion.

In the December quarter, we expect Power Supply and Industrial revenue to grow high-single digits sequentially, primarily driven by strong E-Mobility demand for electric motorcycles and scooters in emerging markets. We also expect AC-DC power supplies and power tools to remain resilient, supported by continued demand across their respective end markets.

In closing, our September quarter results demonstrate meaningful progress in AOS's transformation toward higher-performance, higher-content applications. Advanced Computing now represents nearly half of our Computing segment, and growing demand for AI infrastructure is creating additional opportunities in adjacent applications such as server cooling and power supplies. This momentum helped offset continued weakness in traditional PCs and consumer electronics. More importantly, the richer product mix is showing up in our margins. Non-GAAP gross margin improved 150 basis points sequentially. Our expanding participation in high-performance AI power applications, particularly differentiated medium-voltage MOSFETs, is improving the quality of our revenue and contributing to a more attractive margin profile.

Turning to the December quarter, which is typically a seasonally softer quarter for us, we anticipate a more balanced and resilient demand profile to drive counter-seasonal growth. We expect total revenue to be up slightly sequentially, and up approximately 10% year-over-year, despite significant weakness in traditional PCs. Importantly, our growth story extends well beyond AI and Advanced Computing. We expect Communications revenue to increase at mid-teens sequentially and more than 20% year-over-year, reflecting continued strength with our Tier 1 U.S. smartphone customer. Similarly, Power Supply and Industrial revenue is expected to increase by high single digits sequentially and more than 50% year-over-year, supported by improving demand across applications including Power Tools and E-mobility. These trends demonstrate the increasing breadth of our growth drivers and the tangible progress of our business transformation, as we leverage our technology leadership, premier customer relationships, and total solutions strategy to capture opportunities across a more diversified portfolio of higher-value markets, while positioning us for further margin improvement as our business scales.

At the same time, we remain mindful that market conditions are uneven. Elevated memory costs and other component constraints continue to weigh on traditional PC demand, and we do not expect a near-term PC recovery. Notwithstanding this headwind, we believe our expanding relationships across hyperscalers, ODMs, power supply manufacturers, and other ecosystem partners, combined with our disciplined investment and growing BOM content, position us well to capitalize on the long-term opportunities ahead.

With that, I will turn the call over to Yifan for a discussion of our fiscal first quarter financial results and our outlook for December. Yifan?

Yifan Liang (Chief Financial Officer)

Thank you, Stephen. Good afternoon, everyone, and thank you for joining us.

Revenue for the September quarter was $177.8 million, up 4.3% sequentially and down 2.6% year-over-year.

In terms of product mix, DMOS revenue was $137.2 million, up 21.1% sequentially and 26.4% over last year. Power IC revenue was $38.7 million, down 30.2% from the prior quarter and 46.8% from a year ago. Assembly service and other revenue was $1.9 million, as compared to $1.7 million last quarter and $1.3 million for the same quarter last year.

Non-GAAP gross margin was 25.2%, compared to 23.7% last quarter and 24.1% a year ago. The quarter-over-quarter increase was mainly impacted by better product mix.

Non-GAAP operating expenses were $45.9 million, compared to $45.3 million for the prior quarter and $41.4 million last year. The slight quarter-over-quarter increase was primarily driven by higher personnel-related expenses.

Non-GAAP quarterly EPS was $0.07 loss, compared to $0.13 loss per share last quarter and $0.13 earnings per share a year ago.

During the quarter, the majority shareholder of the JV company injected approximately $344 million of capital into the JV company, and the JV company used a portion of the proceeds to completely retire the equity interests of all shareholders whose interests were smaller than ours. As a result, we recognized a $4.0 million gain and our equity interest in the JV company decreased from 18.9% to 15.1%. The $4.0 million gain from this transaction was excluded from our non-GAAP EPS for the quarter.

Moving on to cash flow. Operating cash flow was $5.6 million, compared to negative $10.0 million in the prior quarter and $10.2 million last year. EBITDAS was $12.2 million for the quarter, compared to $10.1 million last quarter and $19.4 million for the same quarter a year ago.

Now let me turn to our balance sheet.

We completed the September quarter with a cash balance of $175.2 million, compared to $180.8 million at the end of last quarter.

Net trade receivables increased by $10.5 million sequentially. Days Sales Outstanding were 26 days for the quarter, compared to 23 days for the prior quarter.

Net inventory decreased by $5.1 million quarter-over-quarter. Average days in inventory were 133 days for the quarter, compared to 138 days for the prior quarter.

CapEx for the quarter was $9.2 million, compared to $14.9 million for the prior quarter. We expect CapEx for the December quarter to range from $12 million to $14 million.

With that, now I would like to discuss December quarter guidance.

We expect:

•Revenue to be approximately $180 million, plus or minus $10.0 million.
•GAAP gross margin to be 25.1%, plus or minus 1%. We anticipate non-GAAP gross margin to be 25.7%, plus or minus 1%.
•GAAP operating expenses to be $52 million, plus or minus $1.0 million. Non-GAAP operating expenses are expected to be $46 million, plus or minus $1.0 million.
•Interest income to be $0.4 million higher than interest expense, and
•Income tax expense to be in the range of $1.1 million to $1.3 million.

With that, we will now open the call for questions. Operator, please start the Q&A session.

Closing:
Before we conclude, I’d like to highlight a few upcoming investor events. The management team will be participating in:

•30th Annual UBS Global Technology and AI Conference on December 2 in Scottsdale, AZ;
•Wolfe Research Virtual Small & Mid-Cap Conference on December 3; and
•The 15th Annual CEO Summit on December 15 in New York City.

If you wish to request a meeting, please contact the institutional sales representative at the sponsoring bank.

This concludes our earnings call today. Thank you for your interest in AOS, and we look forward to speaking with you again next quarter.

Special Notes Regarding Forward Looking Statements

This script contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, statements relating to projected amount of revenues, gross margin, operating expenses, operating income, tax expenses, net income, noncontrolling interest, share-based compensation expenses and other financial forecasts, expected financial performance of market segments; our ability to capture market shares and increase BOM content; our ability to achieve growth in calendar 2026 and 2027; expected seasonality and industry forecast; expected growth of Advanced Computing market; business opportunities in A.I. and data centers; our expectations with respect to the impact of memory shortage; our ability and strategy to develop new products; fluctuation in customer demand and market segments; relationship with key customers; and other information regarding the future development of our business. Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the state of semiconductor industry and seasonality of our markets; decline of the PC industry and our ability to respond to such decline; difficulties and challenges in executing our diversification strategy into different market segments; ordering pattern and seasonality; our ability to introduce or develop new and enhanced products that achieve market acceptance; the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2026 and other periodic reports filed by AOS. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this prepared remarks is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.